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                                   PRELIMINARY

                          CONTINENTAL CHOICE CARE, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            For the Annual Meeting of Shareholders on August 22, 2000


         The undersigned hereby appoints Alvin S. Trenk and Steven L. Trenk, and each of them, as the undersigned's true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of Continental Choice Care, Inc., to be held at the Westin Morristown Hotel located at 2 Whippany Road, Morristown, New Jersey 07960, on Tuesday, August 22, 2000 at 4:00 p.m., local time, and at adjournments or postponements thereof, on all matters coming before such meeting.







                  (Continued and to be signed on reverse side)




                              FOLD AND DETACH HERE


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
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
                                                                                                   Please mark your
                                                                                                 votes as indicated
                                                                                                in this example [X]

1.       Election of Alvin S. Trenk and                       FOR both nominees (except as       WITHHOLD AUTHORITY
         Jeffrey B. Mendell as Class III Directors            provided to the contrary below)    to vote for both nominees
                                                                       [_]                                 [_]

         Instruction: to withhold authority for a nominee, write the nominee's name here:

         _______________________________________________

2.       Approval of the sale and issuance of 200,000                  FOR              AGAINST             ABSTAIN
         shares of Common Stock and a Warrant to                         [_]                [_]               [_]
         purchase up to 6,800,000 shares of Common Stock

3.       Approval of the issuance of warrants to purchase                [_]                [_]               [_]
         up to an aggregate of 1,350,000 shares of
         Common Stock to Alvin S. Trenk, Steven L. Trenk
         and Martin G. Jacobs, M.D.

4.       Approval of the 2000 Incentive Compensation Plan                [_]               [_]                [_]

5.       Approval of the amendment to the Company's                      [_]                [_]               [_]
         Certificate of Incorporation to change the name
         of the Company to TechSys, Inc.


         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or postponements or adjournments thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS APPEARING ON THIS SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ANY ITEM, THIS PROXY WILL BE VOTED "FOR" BOTH NOMINEES FOR DIRECTOR AND "FOR" THE OTHER ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR POSTPONEMENTS OR ADJOURNMENTS THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

         Receipt herewith of the Company's Annual Report and notice of meeting and proxy statement dated July __, 2000, is hereby acknowledged.

                        PLEASE SIGN, DATE AND MAIL TODAY



Signature(s) of Stockholder(s) _________________________________Date_______,2000

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian, partner, or corporate officer please give FULL title.